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                                                                    EXHIBIT 99.3


                                                          Contact: Carlton Adams
                                                                  (281) 293-1043

                  CONOCO CEO AND CFO CERTIFY FINANCIAL REPORTS

         HOUSTON (Aug. 9, 2002) -- Conoco's Chairman and Chief Executive Officer Archie W. Dunham and Chief Financial Officer Bob Goldman today signed and filed sworn statements with the U.S. Securities and Exchange Commission (SEC) affirming the SEC filings made by the company in 2002.

         The documents for which Dunham and Goldman signed include Conoco's 10-K for 2001, its 10-Qs for first and second quarters of 2002, its 8-Ks for first and second quarters of 2002 and its 2002 proxy statement.

         "Certifying our SEC filings merely validates our longstanding commitment to provide transparent financial information about Conoco," Dunham said. "This is a fairly easy extension of the practice that Conoco has followed since our IPO in 1998 of including a signed Statement of Responsibility for Financial Statements in our annual report."

         Conoco has endorsed and will comply with the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act, and new SEC rules related to corporate governance and accounting.

         "Conoco is dedicated to building long-term shareowner value -- which includes clear and meaningful financial reporting," said Dunham.

         Conoco operates in more than 40 countries and employs more than 20,000 people. For more information, visit the company's website at http://www.conoco.com.
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